                     AMENDMENT NO. 1 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN
                                       OF
                      AMERICAN CENTURY CALIFORNIA TAX-FREE
                               AND MUNICIPAL FUNDS
                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                        AMERICAN CENTURY INVESTMENT TRUST
                        AMERICAN CENTURY MUNICIPAL TRUST
                    AMERICAN CENTURY TARGET MATURITIES TRUST
                   AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS

                                     C Class

         THIS AMENDMENT NO. 1 TO MASTER DISTRIBUTION AND INDIVIDUAL SHAREHOLDER
SERVICES PLAN is made as of the 1st day of August, 2001, by each of the above named corporations (the "Issuers"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Distribution and
Individual Shareholder Services Plan.

                                    RECITALS

         WHEREAS, the Issuers are parties to a certain Master Distribution and
Individual Shareholder Services Plan dated September 16, 2000, to be effective
May 1, 2001 (the "Plan"); and

         WHEREAS, American Century Investment Trust has added a new series,
High-Yield Fund; and

         WHEREAS, some of the funds have changed their names; and

         WHEREAS, the parties desire to amend the Plan to adopt the Plan on behalf of the new series and to reflect the name changes.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. American Century Investment Trust hereby adopts the Plan on behalf of the High-Yield Fund, in accordance with Rule 12b-1 under the 1940 Act and on the terms and conditions contained in the Plan.

         2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         3. After the date hereof, all references to the Plan shall be deemed to mean the Master Distribution and Individual Shareholder Services Plan, as
amended by this Amendment No. 1.

         4. In the event of a conflict between the terms of this Amendment No. 1 and the Plan, it is the intention of the parties that the terms of this
Amendment No. 1 shall control and the Plan shall be interpreted on that basis.
To the extent the provisions of the Plan have not been amended by this Amendment
No. 1, the parties hereby confirm and ratify the Plan.

         5. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

                                    AMERICAN CENTURY CALIFORNIA TAX-FREE
                                    AND MUNICIPAL FUNDS
                                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                    AMERICAN CENTURY INVESTMENT TRUST
                                    AMERICAN CENTURY MUNICIPAL TRUST
                                    AMERICAN CENTURY TARGET MATURITIES TRUST
                                    AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS

                                    BY:  ___________________________________________
                                            Charles A. Etherington
                                            Vice President of each of the Issuers

                                   SCHEDULE A

                         Series Offering C Class Shares

Series                                                        Date Plan Adopted
------                                                        -----------------

Fixed Income Funds
------------------

AMERICAN CENTURY CALIFORNIA TAX-FREE AND
MUNICIPAL FUNDS
>>       California High-Yield Municipal                      May 1, 2001
>>       California Insured Tax-Free                          May 1, 2001
>>       California Intermediate-Term Tax-Free                May 1, 2001
>>       California Long-Term Tax-Free                        May 1, 2001

AMERICAN CENTURY GOVERNMENT INCOME TRUST
>>       Ginnie Mae Fund (formerly GNMA Fund)                 May 1, 2001

AMERICAN CENTURY INVESTMENT TRUST
>>       Prime Money Market Fund                              May 1, 2001
>>       High-Yield Fund                                      August 1, 2001

AMERICAN CENTURY MUNICIPAL TRUST
>>       Arizona Municipal Bond Fund (formerly Arizona        May 1, 2001
            Intermediate-Term Municipal Fund)
>>       Florida Municipal Bond Fnd (formerly Florida         May 1, 2001
            Intermediate-Term Municipal Fund)
>>       High-Yield Municipal Fund                            May 1, 2001
>>       Tax-Free Bond Fund (formerly                         May 1, 2001
            Intermediate-Term Tax-Free Fund)

AMERICAN CENTURY TARGET MATURITIES TRUST
>>       Target 2030 Fund                                     May 1, 2001

Equity Funds
------------

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
>>       Equity Growth Fund                                   May 1, 2001
>>       Income & Growth Fund                                 May 1, 2001

By:
      -----------------------------------------------
Name:  Charles A. Etherington
Title: Vice President
Date:  August 1, 2001